EXHIBIT 4.5.1

                                SERIES SUPPLEMENT

                  CORPORATE BACKED CALLABLE TRUST CERTIFICATES

                J.C. PENNEY DEBENTURE-BACKED SERIES 2006-1 TRUST

                                     between

                               SELECT ASSET INC.,

                                  as Depositor,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee,

                  CORPORATE BACKED CALLABLE TRUST CERTIFICATES

                          Dated as of November 9, 2006

                                Table of Contents

                                                                Page

Section 1.  Incorporation of Standard Terms........................1

Section 2.  Definitions............................................1

Section 3.  Designation of Trust and Certificates..................4

Section 4.  Trust Certificates.....................................4

Section 5.  Distributions..........................................5

Section 6.  Miscellaneous..........................................6

Section 7.  Governing Law..........................................7

Section 8.  Counterparts...........................................7

Section 9.  Amendments.............................................7


SCHEDULE I     J.C. PENNEY DEBENTURE-BACKED SERIES 2006-1 UNDERLYING
               SECURITIES SCHEDULE
EXHIBIT A-1    FORM OF TRUST CERTIFICATE CLASS A-1
EXHIBIT A-2    FORM OF TRUST CERTIFICATE CLASS A-2
EXHIBIT B      FORM OF WARRANT AGENT AGREEMENT
EXHIBIT C      FORM OF INVESTMENT LETTER

                                SERIES SUPPLEMENT

                  CORPORATE BACKED CALLABLE TRUST CERTIFICATES

                   J.C. PENNEY DEBENTURE-BACKED SERIES 2006-1

            SERIES SUPPLEMENT, J.C. Penney Debenture-Backed Series 2006-1 Trust, dated as of November 9, 2006 (the "Series Supplement"), by and between Select Asset Inc., as Depositor (the "Depositor"), and U.S. Bank National Association, as Trustee (the "Trustee").

                              W I T N E S S E T H:

            WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of the date hereof (the "Standard Terms" and, together with this Series Supplement, the "Trust Agreement" in respect of the Trust), by and between the Depositor and the Trustee, as modified by this Series Supplement;

            WHEREAS, the Depositor desires to deposit into the Trust the Underlying Securities described on Schedule I attached hereto, the general terms of which are described in the Prospectus Supplement under the heading "Description of the Deposited Assets--Underlying Securities;"

            WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of trust certificates evidencing undivided interests in the Trust; and

            WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

            Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the J.C. Penney Debenture-Backed Series 2006-1 Certificates and the transactions described herein.

            Section 2. Definitions.

            (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms. Terms defined in the Standard Terms but not used herein shall not, unless otherwise indicated, apply to this Series Supplement.

            "Allocation Discount Rate" shall mean (x) in the case of the P&I Class and the calculation of the P&I Class Allocation with respect thereto, 7.00% per annum, and (y) in the case of the IO Strip Class and the calculation of the IO Strip Class Allocation with respect thereto, 7.00% per annum.

            "Call Date" shall have the meaning set forth in the Warrant Agent Agreement.

            "Call Price" shall mean the purchase price of an Underlying Security to be paid by the holder of a Call Warrant to the Trust in connection with its exercise of a Call Warrant as specified in the Warrant Agent Agreement pursuant to which the applicable Call Warrant was issued.

            "Certificate Principal Balance" shall have the meaning specified in
Section 3 hereof.

            "Certificates" shall have the meaning specified in Section 3 hereof.

            "Class A-1 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-1, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates. The Class A-1 Certificates shall be a P&I Class for purposes of the Trust Agreement.

            "Class A-2 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-2, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates. The Class A-2 Certificates shall be an IO Strip Class for purposes of the Trust Agreement.

            "Class A-2 Rate" shall have the meaning set forth in Section 3 hereof.

            "Closing Date" shall mean November 9, 2006.

            "Collection Period" shall mean, (i) with respect to each March Distribution Date, the period beginning on the day after the September Distribution Date of the prior year (or in the case of the first Collection Period, the Closing Date) and ending on such March Distribution Date, inclusive, and (ii) with respect to each September Distribution Date, the period beginning on the day after the March Distribution Date of such year and ending on such September Distribution Date, inclusive; provided, however, that clauses (i) and
(ii) shall be subject to Section 4.01(j) of the Standard Terms.

            "Depository" shall mean The Depository Trust Company, its nominees and their respective successors.

            "Distribution Date" shall mean March 1 and September 1 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on the Initial Distribution Date, and ending on the earlier of the Final Scheduled Distribution Date and any date on which all Underlying Securities are redeemed, prepaid or liquidated in whole for any reason other than at their maturity.

            "Final Scheduled Distribution Date" shall mean the Distribution Date in March 2097.

            "Initial Distribution Date" shall mean the Distribution Date in March 2007.

            "Maturity Date" shall have the meaning specified in Schedule I hereto.

            "Prepaid Ordinary Expenses" shall be zero for this Series.

            "Prospectus Supplement" shall mean the final Prospectus Supplement, dated October 27, 2006, relating to the offering of the Class A-1 Certificates.

            "Rating Agencies" shall mean Moody's and S&P.

            "Securities Intermediary" shall mean initially, U.S. Bank National Association.

            "Series" shall mean Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1.

            "Trust Property" shall mean the Underlying Securities described on
Schedule I hereto, the Certificate Account and any additional Underlying Securities sold to the Trust pursuant to Section 2.01(g) of the Standard Terms.

            "Underlying Securities" shall mean $27,500,000 aggregate principal amount of 7 5/8% Debentures due 2097 issued by the Underlying Securities Issuer, as set forth in Schedule I attached hereto.

            "Underlying Securities Guarantor" shall mean J.C. Penney Company,
Inc.

            "Underlying Securities Events of Default" shall mean, any event of default on the Underlying Securities under the Underlying Securities Issuance Agreement.

            "Underlying Securities Issuance Agreement" shall mean the Indenture, dated as of April 1, 1994, between the Underlying Securities Issuer and U. S. Bank National Association, as successor to First Trust of California, National Association, successor trustee to Bank of America National Association Trust and Saving Association and predecessor trustee to U.S. Bank, as supplemented and pursuant to which the Underlying Securities were issued.

            "Underlying Securities Issuer" shall mean J.C. Penney Corporation, Inc.

            "Underlying Securities Trustee" shall mean U. S. Bank National Association, as successor to First Trust of California, National Association.

            "Underwriter" shall mean Lehman Brothers Inc.

            "Warrant Agent Agreement" shall mean that certain Warrant Agent Agreement, dated as of the date hereof, between the Depositor and U.S. Bank National Association, as Warrant Agent and as Trustee, as the same may be amended from time to time.

      Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1." The Certificates shall consist of the Class A-1 Certificates and the Class A-2 Certificates (together, the "Certificates").

      (a) The Class A-1 Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit A-1. The Class A-2 Certificates shall initially be held through the Depository in book-entry form and, as set forth in Section 5.04(l) of the Standard Terms, shall be held subsequent to the Closing Date in physical form or through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit A-2. The Class A-1 Certificates shall be issued in denominations of $25. The Class A-2 Certificates shall be issued in minimum notional denominations of $100,000 and in integral multiples of $1 in excess thereof; provided, however, that on any Call Date on which a Warrant Holder shall purchase Underlying Securities in connection with the exercise of a Call Warrant in accordance with the provisions of Section 4.08 of the Standard Terms, Certificates may be issued in other denominations. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.

      (b) The Class A-1 Certificates shall consist initially of 1,100,000 Certificates having an initial aggregate certificate principal balance (the "Certificate Principal Balance") of $27,500,000. The Class A-2 Certificates, which are an IO Strip Class of Certificates, shall have an initial aggregate Notional Amount of $27,500,000.

      (c) The holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 7.00% per annum (the "Class A-1 Rate") on the outstanding Certificate Principal Balance of the Class A-1 Certificates. The holders of the Class A-2 Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 0.625% per annum (the "Class A-2 Rate") on the outstanding Notional Amount thereof.

      Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

      (a) the Underlying Securities set forth on Schedule I hereto and the related Warrant Agent Agreement; and

      (b) all documents required to be delivered to the Trustee pursuant to
Section 2.01 of the Standard Terms.

      Section 5. Distributions.

      (a) Except as otherwise provided in Section 5(b) hereof, and in Sections 4.01(c), 4.01(d), 4.01(g), 4.01(h) and 4.01(i) of the Standard Terms, on each applicable Distribution Date, on each Distribution Date, the Trustee shall apply Available Funds in the Certificate Account as follows:

            (i) The Trustee will pay the interest portion of Available Funds:

                  (1) first, to the Trustee, as reimbursement for any
            Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 7.06(b) of the Standard Terms and approved by 100% of the Certificateholders; and

                  (2) second, to the holders of the Class A-1 Certificates and the Class A-2 Certificates, accrued and unpaid interest on each such Class (as determined in accordance with Section 3(c)) pro rata in proportion to their entitlements thereto.

            (ii) the Trustee will pay the principal portion of Available Funds:

                  (1) first, to the Trustee, as reimbursement for any remaining
            Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 7.06(b) of the Standard Terms and approved by 100% of the Certificateholders; and

                  (2) second, to the holders of the Class A-1 Certificates, an amount equal to the Certificate Principal Balance of the Class A-1 Certificates (the Class A-2 Certificates are not entitled to distributions of principal).

            (iii) any Available Funds remaining in the Certificate Account after the payments set forth in clauses 5(a)(i) and 5(a)(ii) above shall be paid to the Trustee as reasonable compensation for services rendered to the Depositor, up to $1,000.

            (iv) the Trustee will pay any Available Funds remaining in the Certificate Account after the distributions in clauses 5(a)(i) through 5(a)(iii) above to the holders of the Class A-1 Certificates and Class A-2 Certificates pro rata in accordance with the ratio of the P&I Class Allocation to the IO Strip Class Allocation.

Any funds received in respect of the Underlying Securities from the Underlying Securities Guarantor shall be included in Available Funds on the related Distribution Date or Special Distribution Date. Any portion of the Available Funds (i) that does not constitute principal of, or interest on, the Underlying Securities, (ii) that is not received in connection with (A) an exercise of a Call Warrant related to the Underlying Securities or (B) a tender offer, redemption, prepayment or liquidation of the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated by this Series Supplement, shall be remitted by the Trustee to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates in accordance with the ratio of the P&I Class Allocation to the IO Strip Class Allocation.

      (b)   Notwithstanding the foregoing, if the Underlying Securities:

            (i) are purchased from the Trust in connection with an exercise of a Call Warrant relating to the Underlying Securities, the Trustee shall apply the Call Price to the payment of the redemption price of the Class A-1 and/or Class A-2 Certificates in accordance with the provisions of
      Section 6 hereof;

            (ii) are redeemed, prepaid or liquidated, in whole or in part, due to the occurrence of an Underlying Securities Event of Default or an SEC Reporting Failure, Available Funds will be allocated to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates in accordance with the ratio of the P&I Class Allocation to the IO Strip Class Allocation; and

            (iii) are redeemed, prepaid or liquidated in whole or in part for any reason other than due to (A) an exercise of a Call Warrant related to the Underlying Securities or (B) the occurrence of an Event of Default, an SEC Reporting Failure, or the Final Scheduled Distribution Date, the Trustee shall apply Available Funds in the manner described in Section 4.01(g) of the Standard Terms in the following order of priority:

            (1) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with
                  Section 7.06(b) of the Standard Terms and approved by 100% of the Certificateholders;

            (2) second, to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates, an amount equal to any accrued and unpaid interest thereon pro rata in proportion to their entitlements thereto;

            (3) third, to the holders of the Class A-1 Certificates, pro rata in proportion to their outstanding Certificate Principal Balances;

            (4) fourth, to the Trustee, as reasonable compensation for services rendered to the Depositor, any remainder up to $1,000; and

            (5) fifth, to the holders of the Class A-1 Certificates and the Class A-2 Certificates pro rata in proportion to the ratio of the P&I Class Allocation to the IO Strip Class Allocation.

      Section 6. Mandatory Redemption Upon Exercise of Call Warrants. On any Call Date on which a Call Warrant Holder purchases Underlying Securities from the Trust in connection with an exercise of a Call Warrant, a principal amount of Class A-1 Certificates and a Notional Amount of Class A-2 Certificates equal, in each case, to the principal amount of the Underlying Securities so purchased shall be redeemed at a redemption price equal to (i) with respect to each Class A-1 Certificate being redeemed, its par value (i.e., an amount equal to $25 per Class A-1 Certificate) plus any accrued and unpaid interest to the Call Date, and (ii) with respect to each Class A-2 Certificate being redeemed, the present value of all amounts payable on such Notional Amount of Class A-2 Certificates for the period from the related Call Date to the Final Scheduled Distribution Date using a discount rate of 8.25% per annum (assuming no delinquencies, deferrals, redemptions or prepayments on such called Underlying Securities) plus accrued and unpaid interest to the date of redemption on the Notional Amount of such Class A-2 Certificates; provided that the exercising Call Warrant holder pays the Call Price to the Trustee on or prior to such Call Date. In the event that less than all of the Underlying Securities are purchased at any time, the Trustee or DTC will select the Class A-1 Certificates and Class A-2 Certificates to be redeemed by lot from first, the Class A-1 Certificates to be redeemed by lot from among all of the Class A-1 Certificates then outstanding and, second, if the aggregate principal amount of Underlying Securities purchased exceeds the aggregate principal balance of the Class A-1 Certificates outstanding as of the Call Date, the Class A-2 Certificates to be redeemed by lot from among all of the Class A-2 Certificates then outstanding.

      Section 7. Miscellaneous.

      (a) All directions, demands and notices hereunder shall be in writing and shall be delivered as set forth in the Standard Terms (unless written notice is otherwise provided to the Trustee).

      Section 8. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

      Section 9. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

      Section 10. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Unless otherwise agreed, the Trustee shall provide five Business Days written notice to each Rating Agency before entering into any amendment or modification of the Trust Agreement pursuant to this Section 10.

            IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                SELECT ASSET INC.,
                                     as Depositor

                                By: /s/ Charles Weaver
                                   ----------------------------------
                                   Name:   Charles Weaver
                                   Title:




                                U.S. BANK NATIONAL ASSOCIATION,

                                     not in its individual capacity but solely as Trustee on behalf of the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Trust



                                By: /s/ Janet P. O'Hara
                                   ----------------------------------
                                   Name:   Janet P. O'Hara
                                   Title:  Assistant Vice President

                                                                      SCHEDULE I

                J.C. PENNEY DEBENTURE-BACKED SERIES 2006-1 TRUST

                         UNDERLYING SECURITIES SCHEDULE

Underlying Securities:               7 5/8% Debentures due March 1, 2097

Issuer:                              J.C. Penney Corporation, Inc.

Underlying Securities Guarantor:     J.C. Penney Company, Inc.

CUSIP Number:                        708160BL9

Principal Amount Deposited:          $27,500,000

Original Issue Date:                 February 20, 1997

Principal Amount of
Underlying Securities
Originally Issued:                   $500,000,000

Maturity Date:                       March 1, 2097

Interest Rate:                       7 5/8%

Interest Payment Dates:              March 1 and September 1

                                   EXHIBIT A-1
                       FORM OF TRUST CERTIFICATE CLASS A-1

                              CLASS A-1 CERTIFICATE

NUMBER 1                                          1,100,000 $25 PAR CERTIFICATES
                                                           CUSIP NO. 21988S 20 9

SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

THE CERTIFICATEHOLDER, BY ITS ACCEPTANCE OF THIS CERTIFICATE, COVENANTS AND AGREES TO TENDER ANY AND ALL CERTIFICATES SELECTED FOR REDEMPTION TO THE TRUSTEE UPON THE WARRANT HOLDER'S EXERCISE OF CALL WARRANTS AND PAYMENT OF THE CALL PRICE FOR THE RELATED UNDERLYING SECURITIES IN ACCORDANCE WITH THE PROVISIONS HEREOF AND OF THE WARRANT AGENT AGREEMENT.


                                     A-1-1

                                SELECT ASSET INC.

                                1,100,000 $25 PAR

                  CORPORATE BACKED CALLABLE TRUST CERTIFICATES,

                   J.C. PENNEY DEBENTURE-BACKED SERIES 2006-1

7.00% INTEREST RATE

evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $27,500,000 aggregate principal amount of 7 5/8% Debentures due 2097, issued by J.C. Penney Corporation, Inc (the "Underlying Securities Issuer") and all payments received thereon (the "Trust Property"), deposited in trust by Select Asset Inc. (the "Depositor").

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of 1,100,000 Class A-1 Certificates issued by the Corporate Backed Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Trust (the "Trust"), having an aggregate Certificate Principal Balance of $27,500,000, representing a nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the J.C. Penney Debenture-Backed Series 2006-1 Trust, formed by the Depositor.

      The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of November 9, 2006 (the "Standard Terms"), between the Depositor and U.S. Bank National Association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement in respect of the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Trust, dated as of November 9, 2006 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

      This Certificate is one of the duly authorized Certificates designated as the "Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1, Class A-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, and (ii) all payments on or collections in respect of the Underlying Securities accrued on or after November 9, 2006, together with any and all income, proceeds and payments with respect thereto; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property.


                                     A-1-2

      Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day.

      Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not, until the date which is one year and one day after the termination of the Trust, institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

      Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                     A-1-3

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                      CORPORATE BACKED CALLABLE TRUST
                                      CERTIFICATES, J.C. PENNEY DEBENTURE-BACKED
                                      SERIES 2006-1 TRUST

                                      By: U.S. Bank National Association not in
                                      its individual capacity but solely as
                                      Trustee,



                                      By:
                                         -----------------------------
                                          Authorized Signatory

Dated:  November 9, 2006

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1, described in the Trust Agreement referred to herein.

U.S. Bank National Association
not in its individual capacity but solely as Trustee,


By:
   ---------------------------
     Authorized Signatory


                                     A-1-4

                            (REVERSE OF CERTIFICATE)

The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Class A-1 Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not a notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

The Certificates are issuable in fully registered form only in denominations of $100,000.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank National Association.

No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders and Class A-2 Certificateholders; (ii) the exercise of all outstanding Call


                                     A-1-5

Warrants by the Warrant Holders; (iii) the Final Scheduled Distribution Date and
(iv) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.


                                     A-1-6

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                                                   *

                                                        Signature Guaranteed:

                                                                   *

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                     A-1-7

                                   EXHIBIT A-2

                       FORM OF TRUST CERTIFICATE CLASS A-2

                              CLASS A-2 CERTIFICATE

NUMBER 1                                                  CUSIP NO. 21988S AA 8

                       SEE REVERSE FOR CERTAIN DEFINITIONS

            THIS CLASS A-2 CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CLASS A-2 CERTIFICATE REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SERIES SUPPLEMENT.

            EACH PURCHASER OF THIS CLASS A-2 CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CLASS A-2 CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE NOTIONAL AMOUNT OF THIS CLASS A-2 CERTIFICATE IS AS SET FORTH HEREIN. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CLASS A-2 CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

            THE CERTIFICATEHOLDER, BY ITS ACCEPTANCE OF THIS CERTIFICATE, COVENANTS AND AGREES TO TENDER ANY AND ALL


                                     A-2-1

CERTIFICATES SELECTED FOR REDEMPTION TO THE TRUSTEE UPON THE WARRANT HOLDER'S EXERCISE OF CALL WARRANTS AND PAYMENT OF THE CALL PRICE FOR THE RELATED UNDERLYING SECURITIES IN ACCORDANCE WITH THE PROVISIONS HEREOF AND OF THE WARRANT AGENT AGREEMENT.


                                     A-2-2

                                SELECT ASSET INC.

                  CORPORATE BACKED CALLABLE TRUST CERTIFICATES,

                   J.C. PENNEY DEBENTURE-BACKED SERIES 2006-1

                           $27,500,000 NOTIONAL AMOUNT

0.625% INTEREST RATE

evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $27,500,000 aggregate principal amount of 7 5/8% Debentures due 2097, issued by J.C. Penney Corporation, Inc. and all payments received thereon (the "Trust Property"), deposited in trust by Select Asset Inc. (the "Depositor").

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of Class A-2 Certificates issued by the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Trust (the "Trust"), having an aggregate Notional Amount of $27,500,000, representing a nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the Trust, formed by the Depositor.

            The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of November 9, 2006 (the "Standard Terms"), between the Depositor and U.S. Bank National Association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Trust, dated as of November 9, 2006 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

            This Certificate is one of the duly authorized Certificates designated as the "Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1, Class A-2" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, and (ii) all payments on or collections in respect of the Underlying Securities accrued on or after November 9, 2006, together with any and all income, proceeds and payments with respect thereto; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property.

            Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement


                                     A-2-3
shall have terminated in accordance therewith, distributions of interest will be made on this Certificate on each Distribution Date.

            Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date.

            The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day.

            Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not, until the date which is one year and one day after the termination of the Trust, institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

            Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

            THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                     A-2-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                           CORPORATE BACKED CALLABLE TRUST
                                           CERTIFICATES, J.C. PENNEY
                                           DEBENTURE-BACKED SERIES 2006-1 TRUST

                                           By: U.S. Bank National Association
                                           not in its individual capacity but
                                           solely as Trustee,



                                           By:
                                              ---------------------------------
                                               Authorized Signatory

Dated:  November 9, 2006

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1, described in the Trust Agreement referred to herein.

U.S. Bank National Association
not in its individual capacity but solely as Trustee,

By:
   ---------------------------
     Authorized Signatory


                                     A-2-5

                            (REVERSE OF CERTIFICATE)

            The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

            The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the holders of Class A-2 Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            The Certificates are issuable in fully registered form only in denominations of $100,000 and in integral multiples of $1 in excess thereof, provided, however, that the Certificates will only be transferable in an aggregate Notional Amount equal to or greater than $100,000.

            As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same Notional Amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank National Association.

            No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.


                                     A-2-6

            The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders and Class A-2 Certificateholders; (ii) the exercise of all outstanding Call Warrants by the Warrant Holders; (iii) the Final Scheduled Distribution Date and (iv) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.


                                     A-2-7

                                   ASSIGNMENT

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ____________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                                                    *

                                                         Signature Guaranteed:

                                                                    *

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                     A-2-8

                                    EXHIBIT B
                         FORM OF WARRANT AGENT AGREEMENT

                             WARRANT AGENT AGREEMENT

                           SELECT ASSET INC. WARRANTS

                               Series 2006-1 Trust

                  WARRANT AGENT AGREEMENT, dated as of November 9, 2006 (the "Warrant Agent Agreement"), by and between SELECT ASSET INC., as Warrant Originator (the "Warrant Originator"), and U.S. Bank National Association, as Warrant Agent (the "Warrant Agent").

                              W I T N E S S E T H:

                  In consideration of the mutual covenants expressed herein, the Warrant Originator and the Warrant Agent have duly authorized the execution and delivery of this Warrant Agent Agreement to provide for the issuance of Call Warrants, issuable as provided herein.

                                    ARTICLE I

                                   DEFINITIONS

                  Capitalized terms used herein but not defined herein have the meanings set forth in the Trust Agreement. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Standard Terms":  As defined in Section 2.1 hereof.

                  "Business Day": As defined in the Trust Agreement.

                  "Call Date": Any Business Day that any Holder of Call Warrants designates as a Call Date occurring on or after the Scheduled Call Commencement Date, or prior thereto, on any Business Day (i) following an announcement by the Underlying Securities Issuer of any redemption, prepayment or unscheduled payment of principal on the Underlying Securities (but on or before the date any such redemption, prepayment or unscheduled payment is made), (ii) following notification from the Trustee to Certificateholders of an Event of Default or an SEC Reporting Failure (but on or before the date of any proposed sale of the Underlying Securities pursuant to Section 3.11 or 4.1(i) of the Standard Terms) or (iii) during the period following an announcement by the Underlying Securities Issuer or an Affiliate thereof of any proposed tender offer for some or all of the Underlying Securities (but on or before the date such tender offer expires or is consummated).

                  "Call Notice":  As defined in Section 3.1(a)(ii) hereof.

                  "Call Price": With respect to each Call Warrant being exercised, an amount equal to the sum of (i) $1,000 (correlating to the aggregate principal balance of Class A-1 Certificates that will be redeemed with the proceeds of the exercise of the Call Warrant); (ii) accrued and unpaid interest to the date of redemption on the principal balance of such Class A-1 Certificates; (iii) the present value of all amounts payable on $1,000 Notional Amount of Class A-2 Certificates for the period from the related Call Date to the Final Scheduled Distribution

Date using a discount rate of 8.25% per annum, assuming no delinquencies, deferrals, redemptions or prepayments on the Called Underlying Securities and
(iv) accrued and unpaid interest to the date of redemption on the Notional Amount of such Class A-2 Certificates.

                  "Call Warrants":  As defined in Section 2.2 hereof.

                  "Called Underlying Securities": As defined in Section 3.1(b) hereof.

                  "Certificated Call Warrant": A definitive physical Call Warrant in fully registerable form.

                  "Depositor": As defined in the recitals.

                  "Depositor Order":  As defined in the Trust Agreement.

                  "Depository":  The Depository Trust Company

                  "Global Call Warrant": Means a definitive, fully registered Call Warrant deposited with the Warrant Agent as custodian for, and registered in the name of, a nominee of the Depository.

                  "Investor Representation Letter": A letter substantially in the form of Exhibit A attached hereto, duly completed as appropriate.

                  "Issue Date":  November 9, 2006

                  "Participant": A broker, dealer, bank, other financial institution or other Person for whom, from time to time, a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Purchaser": Any Person who acquires a Call Warrant represented by an interest in a Global Call Warrant or Certificated Call Warrant.

                  "QIB": As defined in Section 4.1 hereof.

                  "Rating Agencies": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and Moody's Investors Service, Inc. and any successor thereto.

                  "Registered Warrant Amount": The Warrant Amount represented by the Global Call Warrants.

                  "Responsible Officer": With respect to the Trustee, any officer within the Corporate Trust Office of the Trustee with direct responsibility for administration of this Agreement and the Trust Agreement, including any Vice President, Assistant Vice President, Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's actual knowledge of and familiarity with the particular subject.

                  "Rule 144A": As defined in Section 4.1 hereof.

                  "Securities Act": The United States Securities Act of 1933, as amended.

                  "Scheduled Call Commencement Date": The fifth anniversary of the Issue Date.

                  "Trust": As defined in the recitals.

                  "Trust Agreement": As defined in Section 2.1 hereof.

                  "Trustee": As defined in Section 2.1 hereof, or any successor thereto under the Trust Agreement.

                  "Warrant Agent": As defined in the recitals, or any successor thereto under this Warrant Agent Agreement.

                  "Warrant Agent Agreement": As defined in the recitals.

                  "Warrant Holder": As defined in Section 3.1(a) hereof.

                  "Warrant Originator": As defined in the recitals.

                                   ARTICLE II

                            CREATION OF CALL WARRANTS

                  SECTION 2.01. The Trust.

                  (a) Select Asset Inc. (the "Depositor") and U.S. Bank National Association, not in its individual capacity but solely as Trustee (the "Trustee"), will form the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Trust (the "Trust") pursuant to the Standard Terms for Trust Agreements, dated as of November 9, 2006 (the "Standard Terms"), as supplemented by the Series Supplement thereto, dated as of the date hereof (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement") in respect of the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Certificates.

                  (b) The sole asset of the Trust will be $27,500,000 aggregate principal amount of 7?% Debentures (the "Underlying Securities") issued by J.C. Penney Corporation, Inc. (the "Underlying Securities Issuer").

                  SECTION 2.02. The Warrants.

                  (a) The Call Warrants shall consist initially of 27,500 call warrants with respect to the Underlying Securities, each relating to $1,000 principal amount of Underlying Securities (the "Call Warrants").

                  (b) The Call Warrants shall initially be issued as one or more Global Call Warrants in definitive, fully registered form without coupons, and DTC shall be the Depository. Upon issuance, the Global Call Warrants shall initially be deposited with the Trustee in its capacity as custodian on behalf of DTC. Such Global Call Warrants shall initially be registered in the name of Cede & Co. or another nominee designated by DTC. Global Call Warrants shall clear and settle in book-entry only form through the facilities of the Depository. Unless and until it is exchanged in whole or in part for Certificated Call Warrants, a Global Call Warrant may not be transferred except as a whole by the Depository for such Global Call Warrant to a nominee of such Depository, or by a nominee of such Depository to such Depository or another nominee of such Depository, or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. The Registered Warrant Amount of Call Warrants may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Call Warrant, as provided in this Section.

                                   ARTICLE III

                            EXERCISE OF CALL WARRANTS

                  SECTION 3.01. Manner of Exercise.

                  (a) Call Warrants may be exercised by any holder thereof (each, a "Warrant Holder") on any Call Date. The Warrant Holder shall represent and agree to the following conditions that apply to any exercise of Call
Warrants:

                           (i) Each exercise of Call Warrants shall relate to at
                  least 500 Call Warrants (or $500,000 aggregate principal amount of Underlying Securities).

                           (ii) A written notice (each, a "Call Notice")
                  specifying the number of Call Warrants being exercised and the related Call Date shall be delivered to the Warrant Agent and the Trustee at least five but not more than 30 Business Days before such Call Date.

                           (iii) Except in the case of any exercise of Global
                  Call Warrants, the Warrant Holder shall surrender the Call Warrants with respect to the Called Underlying Securities to the Warrant Agent at its office specified in Section 7.3 hereof no later than 10:00 a.m. (New York City time) on such Call Date.

                           (iv) Except as otherwise provided herein, in
                  connection with a Call Notice relating to a tender offer for, or redemption of, Underlying Securities, the Warrant Holder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the Call Price, no later than 10:00 a.m. (New York City time) on the Call Date.

                           (v) The Warrant Holder shall be solvent at the time
                  of any exercise of the Call Warrants.

                  (b) Upon exercise of Call Warrants, any Warrant Holder shall be entitled to delivery of the Called Underlying Securities. The "Called Underlying Securities" shall be the Underlying Securities with a principal amount equal to $1,000 per Call Warrant exercised on the related Call Date.

                  (c) The Warrant Agent shall notify the Trustee immediately upon its receipt of a Call Notice and upon receipt of payment of the Call Price. The Warrant Agent shall transfer the amount of any paid Call Price to the Trustee in immediately available funds, for deposit in the Certificate Account and application pursuant to the Trust Agreement on the applicable Call Date (and, pending such transfer, shall hold such amount for the benefit of the Warrant Holder in a segregated trust account).

                  (d) Delivery of a Call Notice does not give rise to an obligation on the part of the Warrant Holder to pay the Call Price. If, by 10:00 a.m. (New York City time) on the Call Date, the Warrant Holder has not paid the Call Price, except in connection with a Call Notice relating to a tender offer for, or redemption of, Underlying Securities, then the Call Notice shall automatically expire and none of the Warrant Holder, the Warrant Agent or the Trustee shall have any obligation with respect to the Call Notice. The expiration of a Call Notice shall in no way affect the Warrant Holder's right to deliver a Call Notice at a later date. The Call Price for a call in connection with a tender offer or redemption shall be deducted from the proceeds of a tender offer or a redemption by the Trust, deposited in Available Funds and distributed to Certificateholders pursuant to Series Supplement.

                  SECTION 3.02 Transfer of Called Underlying Securities.

                  (a) As soon as practicable after each surrender of the Call Warrants on the Call Date and upon satisfaction of all other requirements described in Section 3.1 hereof and upon satisfaction of all other requirements described in the Call Warrants, the Warrant Agent shall instruct the Trustee to cause the Called Underlying Securities represented by the number of Call Warrants being exercised to be registered on the book-entry system of the related depository in the registered name or names furnished by the Warrant Holder, or, as applicable, transfer the Called Underlying Securities to the Warrant Holder.

                  (b) If such exercise is of less than all the outstanding Call Warrants, (i) with respect to the Certificated Call Warrants, the Warrant Agent shall authenticate new Call Warrants, of like tenor, representing the outstanding Certificated Call Warrants and the Warrant Agent shall deliver such Certificated Call Warrant to the Holders thereof and (ii) with respect to Global Call Warrants registered with a Depository, the Warrant Agent shall modify the schedule thereto accordingly to reflect the outstanding Call Warrants represented by one or more Global Call Warrant for such Holders possessing a beneficial interest therein.

                  (c) If any Call Warrant is exercised in connection with a partial redemption of the Underlying Securities, the Trustee shall, to the extent possible, deliver to the exercising Warrant Holder, Underlying Securities that have been selected for redemption.

                  SECTION 3.03. Cancellation and Destruction of Call Warrants. All Call Warrants surrendered to the Warrant Agent for the purpose of exercise pursuant to Section 3.1 hereof and actually exercised, or for the purpose of transfer or exchange pursuant to Article V, shall be canceled by the Warrant Agent, and no Call Warrant (other than that reflecting any such transfer or exchange) shall be issued in lieu thereof. The Warrant Agent shall destroy all canceled Call Warrants.

                  SECTION 3.04. No Rights as Holder of Trust Securities Conferred by Call Warrants. The Call Warrants shall not entitle the Warrant Holder to any of the rights of a holder of any securities which may be issued by the Trust, including, without limitation, the right to receive the payment of any amount on or in respect of any such securities or to enforce any of the covenants of the Trust Agreement applicable to any holders of such securities.

                  SECTION 3.05. No Rights of Trustee in Call Warrants; Delivery of Underlying Securities. The Trustee, as holder of the Underlying Securities,
(a) shall have no right, title or interest in the Call Warrants created hereunder and (b) shall hereinafter accept delivery of the Underlying Securities from the Depositor subject to the terms of this Warrant Agent Agreement, which restricted acceptance shall be acknowledged in a writing evidencing receipt by the Trustee as holder of such Underlying Securities.

                  SECTION 3.06. Pro Rata Reduction of Call Warrants if Partial Redemption of Underlying Securities. If Underlying Securities are redeemed in part by the Underlying Securities Issuer and the Warrant Holders do not exercise their Call Warrants in connection with such partial redemption, the number of Call Warrants held by each Warrant Holder shall be reduced proportionately so that the aggregate principal amount of Underlying Securities callable by Call Warrants shall equal the amount of outstanding Underlying Securities held by the Trustee after giving effect to such partial redemption; provided, that, in no event shall partial Call Warrants be issued in the event of any such proportionate reduction. The Warrant Agent shall make such adjustments to its records as shall be necessary to reflect such reductions, shall round the adjusted number of Call Warrants downward, as appropriate, to ensure that each Call Warrant relates to Underlying Securities having a principal amount of $1,000 and shall notify each Warrant Holder of such adjustments.

                  SECTION 3.07. Selection of Called Underlying Securities in the event of a Call in Connection with a Partial Redemption. If a Warrant Holder exercises Call Warrants in connection with a partial redemption of the Underlying Securities, the Trustee shall, to the extent possible, select Called Underlying Securities for transfer to the Warrant Holder that have been selected by the Underlying Securities Issuer for redemption. If more than one Warrant Holder exercises Call Warrants in such circumstances, such Called Underlying Securities that have been selected for redemption shall be allocated among such Warrant Holders in proportion to the number of Call Warrants exercised by each.

                                   ARTICLE IV

                            RESTRICTIONS ON TRANSFER

                  SECTION 4.01. Restrictive Legends. No Call Warrant may be offered, resold, assigned or otherwise transferred (including by pledge or hypothecation) unless such offer, resale, assignment or transfer is to a qualified institutional buyer (a "QIB"), as such term is defined in Rule 144A promulgated under the Securities Act ("Rule 144A"), in accordance with Rule 144A (or in the case of the initial sale by the Warrant Originator, in reliance on Section 4(2) under the Securities Act) acquiring the Call Warrants for its own account or for the account of a QIB. Prior to any offer, resale, assignment or transfer of any Certificated Call Warrant, the prospective transferee shall be required to deliver to the Warrant Agent an executed copy of a Investor Representation Letter with respect to any Call Warrant to be transferred substantially in the form of Exhibit A attached hereto. Each Call Warrant (including each Call Warrant issued upon the transfer of any Call Warrant) shall be issued with a legend in substantially the following form (unless the Warrant Agent shall have received an opinion of counsel reasonably satisfactory to the Warrant Originator and the Warrant Agent that such legend is no longer required to ensure compliance with the Securities Act):

                  "THIS CALL WARRANT (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR TO A QUALIFIED INSTITUTIONAL BUYER (AS SUCH TERM IS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. THE CALL WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE CALL WARRANTS.

                  EACH PURCHASER OF THIS CALL WARRANT IS HEREBY NOTIFIED THAT THE SELLER OF THIS CALL WARRANT MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

                  SECTION 4.02. Representation of Warrant Holder. Each Purchaser of a Call Warrant shall represent and agree, or in the case of a Global Call Warrant be deemed to represent and agree, as follows:

                  (a) In connection with the purchase of the Call Warrants:

                           (i) The Purchaser represents that in making its
                  investment decision to acquire the Call Warrants, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including the Warrant Originator or Warrant Agent, or any of their respective affiliates, except as expressly contained in written information, if any.

                           (ii) The Purchaser has such knowledge and experience
                  in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Call Warrants, and the Purchaser is able to bear the substantial economic risks of such an investment. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Call Warrants.

                           (iii) The Purchaser (A) is a QIB and (B) is acquiring
                  the Call Warrants for its own account or for the account of an investor of the type described in clause (A) above as to each of which the Purchaser exercises sole investment discretion. The Purchaser is purchasing the Call Warrants for investment purposes and not with a view to, or for, the offer or sale in connection with, a public distribution or in any other manner that would violate the Securities Act or the securities or blue sky laws of any state.

                           (iv) The Purchaser understands that the Call Warrants
                  have not been and will not be registered under the Securities Act or under the securities or blue sky laws of any state, and that (x) if it decides to resell, pledge or otherwise transfer any Security, such resale, pledge or other transfer must comply with the provisions of the Warrant Agent Agreement relating to the Call Warrants (including, without limitation, the provisions of Section 4.1 of the Warrant Agent Agreement) and (y) it will, and each subsequent holder will be required to, notify any purchaser of any Call Warrant from it of the resale restrictions referred to in clause (x) above.

                           (v) The Purchaser understands that each of the Call
                  Warrants will bear a legend described in Section 4.1 of the Warrant Agent Agreement unless otherwise agreed by the Warrant Originator and the Warrant Agent.

                           (vi) The Purchaser understands that no subsequent
                  transfer of the Call Warrants is permitted unless (A) such transfer is of at least 500 Call Warrants (or Call Warrants relating to $500,000 aggregate principal amount of Underlying Securities) and (B) the Purchaser causes the proposed transferee to provide to the Depositor and the Trustee such documentation as may be required pursuant to Section 4.1 of the Warrant Agent Agreement, or such other written statement as the Warrant Agent shall reasonably prescribe.

                           (vii) The Purchaser is a person or entity (a
                  "Person") who is either:

                           (A)      a citizen or resident of the United States,
                                    (2) a corporation, partnership or other
                                    entity organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is includible in gross income for federal income tax purposes regardless of source, or
                                    (4) a trust if a court within the United
                                    States is able to exercise primary
                                    supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

                           (B) a Person not described in (A), whose ownership of such Call Warrant is effectively connected with such Person's conduct of a trade or business within the United States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and its ownership of any interest in such Call Warrant will not result in any withholding obligation with respect to any payments with respect to the Call Warrants by any Person (other than withholding, if any, under Section 1446 of the Code), or

                           (C) a Person not described in (A) or (B) above, who is not a Person: (1) that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock in the Underlying Securities Issuer (as defined in the Prospectus Supplement) entitled to vote, (2) that is a controlled foreign corporation related to the Underlying Securities Issuer within the meaning of Section 864(d)(4) of the Code, or
                                    (3) that is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

                           (viii) The Purchaser agrees that (I) if it is a
                  Person described in clause (A) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-9, and (II) if it is a Person described in clause (B) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI, and (III) if it is a Person described in clause (C) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN (or, if the Purchaser is treated as a partnership for federal income tax purposes, a properly executed IRS Form W-8IMY with appropriate certification for all partners or members attached). The Purchaser also agrees that it will provide a new IRS form upon the expiration or obsolescence of any previously delivered form, and that it will provide such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee.

                           (ix) The Purchaser agrees that if at some time in the
                  future it wishes to transfer or exchange any of the Call Warrants, it will not transfer or exchange any of the Call Warrants unless such transfer or exchange is in accordance with the terms of this Agreement and other documents applicable to the Call Warrant. The Purchaser understands that any purported transfer of the Call Warrants (or any interest therein) in contravention of any of the restrictions and conditions in the agreements, as applicable, shall be void, and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Call Warrants, for any purpose.

                  SECTION 4.03. Notice of Proposed Transfer. Prior to any transfer of any Certificated Call Warrant or portion thereof (other than to a Participant in compliance with Rule 144A), the Warrant Holder will give five (5) Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such Warrant Holder's intention to effect such transfer. Each transfer must relate to a whole number of Call Warrants.

                                    ARTICLE V

                REGISTRATION AND TRANSFER OF CALL WARRANTS, ETC.

                  SECTION 5.01. Warrant Register; Ownership of Call Warrants. The Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Call Warrants and the registration of transfers of Call Warrants representing numbers of Call Warrants. The Warrant Agent may treat the Person in whose name any Call Warrant is registered on such register as the owner thereof for all purposes, and the Warrant Agent shall not be affected by any notice to the contrary.

                  SECTION 5.02.     Transfer and Exchange of Call Warrants.

                  (a) The Warrant Agent shall register the transfer or exchange of any Global Call Warrant without requiring any additional certification.

                  (b) Beneficial interests in a Global Call Warrant may be transferred in accordance with the rules and procedures of DTC and any other applicable Depositories.

                  (c) Exchange of Global Call Warrant for Certificated Call Warrant. Global Call Warrants shall be exchangeable for Certificated Call Warrants only if (i) the Depository advises the Depositor in writing that it is no longer willing or able to properly discharge its responsibilities with respect to the Call Warrants and the Depositor is unable to locate a qualified successor within 60 calendar days or (ii) the Depositor, at its option, advises the Warrant Originator or the Warrant Agent in writing that it elects to terminate the book-entry system through the Depository. Any Global Call Warrant that is exchangeable pursuant to the preceding sentence will be exchangeable for Certificated Call Warrants of like tenor and Warrant Amount, as applicable, in any authorized denomination or denominations and registered in the names of such Person or Persons as the Depository shall direct. Upon such exchange, the Warrant Agent shall execute and authenticate such Certificated Call Warrants and register the same in the name of, and deliver the same to, such Person or Persons consistent with the provisions hereof.

                  If a Holder of a beneficial interest in a Call Warrant represented by a Global Call Warrant wishes to exchange its interest in such Global Call Warrant for a Certificated Call Warrant, or to transfer its interest in such Global Call Warrant to a Person who wishes to take delivery thereof in the form of one or more Certificated Call Warrants, such Holder may exchange, transfer or cause the transfer of such Call Warrant upon receipt by the Warrant Agent of:

                           (i) instructions given in accordance with the
                  Depository's procedures from a Participant directing the Warrant Agent to reduce the principal amount of the Global Call Warrant with instructions to issue Certificated Call Warrants and

                           (ii) an Investor Representation Letter certifying
                  that the transfer is being made to a QIB in accordance with Rule 144A under the Securities Act, the Warrant Agent shall instruct the Depository to reduce the principal amount of the Global Call Warrant; and the Warrant Agent shall authenticate and deliver Certificated Call Warrants in principal amounts equal to the related reduction in principal amount of the Global Call Warrant.

                  (d) Exchange of Certificated Call Warrant for Global Call Warrant. If a Holder of Certificated Call Warrant wishes at any time to exchange its interest in such Certificated Call Warrant for a corresponding beneficial interest in the Global Warrant, or to transfer its interest in such Certificated Call Warrant to a Person who wishes to take delivery thereof in the form of a corresponding beneficial interest in the Global Call Warrant, upon receipt by the Warrant Agent of:

                           (i) such Certificated Call Warrant properly endorsed
                  for such transfer and written instructions from such Warrant Holder directing that the corresponding Global Call Warrant be credited with a beneficial interest equal to the principal amount of such Certificated Call Warrant,

                           (ii) a written order containing information regarding
                  the participant account with the Depositor to be credited with such increase and any other information required by the Depositor, and

                           (iii) an Investor Representation Letter certifying
                  that the transfer is being made to a QIB in accordance with Rule 144A under the Securities Act,

                  the Warrant Agent shall cancel the Certificated Call Warrant, record the transfer in accordance with the instructions of the Warrant Holder and instruct the Depository to credit or cause to be credited to the securities account of the transferee beneficial interests in the Call Warrants equal to the principal amount of the related canceled Certificated Call Warrants.

                  SECTION 5.03. Replacement of Call Warrants. Upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Call Warrant and, in the case of any such loss, theft or destruction of any Call Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Call Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver in lieu thereof, a new Call Warrant of like tenor bearing a number not contemporaneously outstanding.

                  SECTION 5.04. Execution and Delivery of Call Warrants by Trustee. The Warrant Agent hereby agrees (subject to compliance with Article IV) to execute and deliver any new Call Warrants issued in accordance with Section
3.2 or this Article V.

                                   ARTICLE VI

                                  WARRANT AGENT

                  SECTION 6.01. Limitation on Liability. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Call Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

                  SECTION 6.02. Duties of Warrant Agent. The Warrant Agent undertakes only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each Warrant Holder shall be bound:

                  (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Warrant Originator), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

                  (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Depositor Order or a certificate signed by the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

                  (c) The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith.

                  (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same.

                  (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of the Call Warrants or the execution and delivery thereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by any party of any covenant or condition contained in the Call Warrants; nor shall it by any act thereunder be deemed to make any representation or warranty as to the Called Underlying Securities to be purchased thereunder.

                  (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Principal Executive Officer, Principal Financial Officer, President, Senior Vice President, a Vice President, a Managing Director, a Director, Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary of the Warrant Originator , and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                  (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Call Warrants or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for any other legal entity.

                  (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

                  (i) The Warrant Agent shall act solely as the agent of the Warrant Holders hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into the Call Warrants against the Warrant Agent, whose duties shall be determined solely by the express provisions thereof. The Warrant Agent shall not be deemed to be a fiduciary.

                  (j) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Warrant Originator in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with the Call Warrants.

                  SECTION 6.03. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days notice in writing mailed to the Warrant Originator by registered or certified mail, and to the Warrant Holders by first-class mail at the expense of the Warrant Originator; provided, that, no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Warrant Originator may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the Warrant Holders by first-class mail; provided, further, that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Warrant Originator shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Warrant Originator shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Warrant Originator shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Warrant Holder, then the Warrant Agent or registered Warrant Holder may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

                  SECTION 6.04. Warrant Agent Transfer Fee. The Warrant Agent will assess a fee of $50.00 upon the issue of any new Call Warrant, such fee to be assessed upon the new Call Warrant Holder.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. Remedies. The remedies at law of the Warrant Holder in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of the Call Warrants are not and will not be adequate and, to the full extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms thereof or otherwise.

                  SECTION 7.02. Limitation on Liabilities of Warrant Holder. Nothing contained in this Warrant Agent Agreement or the Call Warrants shall be construed as imposing any obligation on the Warrant Holder to purchase any of the Underlying Securities except in accordance with the terms hereof or thereof.

                  SECTION 7.03. Notices. All notices and other communications under this Warrant Agent Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any Warrant Holder, at the registered address of such Warrant Holder as set forth in the register kept by the Warrant Agent or (b) if to the Warrant Agent, to 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or to such other address notice of which the Warrant Agent shall have given to the Warrant Holder and the Trustee or (c) if to the Warrant Originator to Select Asset Inc., 745 Seventh Avenue, New York, New York 10019; provided, that, the exercise of any Call Warrants shall be effective in the manner provided in Article III. The Warrant Agent shall forward to the Warrant Holder any notices received by it hereunder by facsimile within one Business Day of receipt thereof.

                  SECTION 7.04.     Amendment.

                  (a) This Warrant Agent Agreement may be amended from time to time by the Warrant Originator and the Warrant Agent without the consent of any Warrant Holder, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not cause the Trust to be taxed as an association or publicly traded partnership taxable as a Corporation under the Code, for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under the Call Warrants which shall not adversely affect in any material respect the interests of the Warrant Holders or any holder of a Certificate; provided, however, that no amendment altering the timing or amount of any payment of the Call Price shall be effected without the consent of each Warrant Holder; or (ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than U.S. Bank National Association.

                  (b) Without limiting the generality of the foregoing, any Call Warrant may also be modified or amended from time to time by the Warrant Agent with the consent of Warrant Holders of 66-2/3% of the outstanding Call Warrants, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof (including, without limitation, the following proviso) have been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Call Warrants or of modifying in any manner the rights of the Warrant Holders; provided, however, that no such amendment shall alter the terms on which Call Warrants are exercisable or the amounts payable upon exercise of a Call Warrant without the consent of the Trustee and 100% of the affected Warrant Holders. Notwithstanding any other provision hereof or of the Call Warrants, this Section 7.4(b) shall not be amended without the consent of 100% of the affected Warrant Holders.

                  (c) Promptly after the execution of any such amendment or modification, the Warrant Agent shall furnish a copy of such amendment or modification to each Warrant Holder, to the Trustee and to the Rating Agencies. It shall not be necessary for the consent of Warrant Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe. Any consent by a Warrant Holder (or any predecessor Warrant Holder) shall be conclusive and binding on such Warrant Holder and upon all future Warrant Holders of the same Call Warrant and of any Call Warrant issued upon the transfer thereof or in exchange thereof or in lieu thereof, whether or not notation of such consent is made upon the Call Warrant.

                  SECTION 7.05. Expiration. The right to exercise the Call Warrants shall expire on the earliest to occur of (a) the cancellation thereof,
(b) the termination of the Trust Agreement, or (c) the liquidation, disposition, or maturity of all of the Underlying Securities.

                  SECTION 7.06. Descriptive Headings. The headings in this Warrant Agent Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  SECTION 7.08. Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Warrant Originator or the Warrant Agent with respect to this Warrant Agent Agreement may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of the Call Warrants, the Warrant Agent (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees that the Warrant Originator and the Warrant Agent shall be bound by any judgment rendered thereby in connection with this Warrant Agent Agreement or the Call Warrants, subject to any rights of appeal, and (b) irrevocably waives any objection that the Warrant Originator or the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

                  SECTION 7.09. Nonpetition Covenant; No Recourse. Each of (i) the Warrant Holder by its acceptance thereof, and (ii) the Warrant Agent agrees that it shall not (and, in the case of the Warrant Holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Class A-1 Certificates and the Class A-2 Certificates, acquiesce, petition or otherwise invoke or cause the Trustee, the Warrant Originator, or any such other entity to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trustee, the Warrant Originator or any such other entity under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Depositor or any such other entity or all or any part of the property or assets of Trustee, the Warrant Originator or any such other entity or ordering the winding up or liquidation of the affairs of the Trustee, the Warrant Originator or any such other entity. Each of (i) the Warrant Holder, by its acceptance thereof, and (ii) the Warrant Agent agrees that it shall not have any recourse to the Trustee or the Warrant Originator.

               [Remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                      SELECT ASSET INC.,
                                      as Warrant Originator

                                      By: _____________________________________
                                      Name:
                                      Title:

                                      U.S. BANK NATIONAL
                                      ASSOCIATION, as Warrant
                                      Agent

                                      By: _____________________________________
                                      Name:
                                      Title:

                                    EXHIBIT C

                            FORM OF INVESTMENT LETTER

              QUALIFIED INSTITUTIONAL BUYER AND ACCREDITED INVESTOR


                                                   Dated:

U.S. Bank National Association,
     as Trustee
     100 Wall Street
     New York, New York 10005

Lehman Brothers Inc.,
     as Initial Purchaser
     745 Seventh Avenue
     New York, New York 10019

Select Asset Inc.,
     as Depositor
     745 Seventh Avenue

     New York, New York 10019

Ladies and Gentlemen:

            In connection with our proposed purchase of $______________ aggregate Notional Amount of Class A-2 Certificates (the "Class A-2 Certificates") representing an interest in the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Trust (the "Trust"), the undersigned, by executing this letter (the "Purchaser") confirms that:

      1. The Purchaser understands that substantial risks are involved in an investment in the Class A-2 Certificates. The Purchaser represents that, in making its investment decision to acquire the Class A-2 Certificates, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person or entity, including the Initial Purchaser, the Depositor or the Trustee or any of their affiliates, except as expressly contained in written information, if any. The Purchaser is purchasing the Class A-2 Certificates for investment purposes and not with a view to, or for, the offer or sale in connection with a public distribution or in any other manner that would violate the Securities Act or the securities or blue sky laws of any state of the United States. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing any of the Class A-2 Certificates. The Purchaser is aware that it may be required to bear the substantial economic risk of an investment in the Class A-2 Certificates for an indefinite period of time and such Purchaser is able to bear such risk for an indefinite period. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Class A-2 Certificates.

      2. The Purchaser is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Depositor and is either:

            (i) (A) a "Qualified Institutional Buyer" (a "QIB"), within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act" and "Rule 144A") and has delivered to you the certification contained herein as to the fact that it is a QIB and
            (B) acquiring the Class A-2 Certificates for its own account, for the account of an Accredited Investor (as defined in Rule 501(a) under the Securities Act), or for the account of a QIB as to each of which the Purchaser exercises sole investment discretion. The Purchaser is aware that the Class A-2 Certificates are being sold to it in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A; or

            (ii) an Accredited Investor and, if the Class A-2 Certificates are to be purchased for one or more accounts ("investor accounts") for which it is acting as fiduciary or agent, each such investor account is an Accredited Investor on a like basis or a QIB; in the normal course of its business, such Purchaser invests in or purchases securities similar to the Class A-2 Certificates.

      3. The Purchaser acknowledges that neither the Depositor nor the Initial Purchaser, or any person representing the Depositor or the Initial Purchaser, has made any representation to such purchaser with respect to the Trust, the Underlying Securities or the offering or sale of any Class A-2 Certificates.

      4. The Purchaser understands that the Class A-2 Certificates are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Class A-2 Certificates have not been and will not be registered under the Securities Act or under the securities or blue sky laws of any state, and that (i) if in the future it decides to offer, resell, pledge or otherwise transfer the Class A-2 Certificates, such Class A-2 Certificates shall only be offered, resold, assigned or otherwise transferred (A) to the Trust, (B) pursuant to an effective registration statement under the Securities Act, (C) to a QIB, in accordance with Rule 144A or (D) to any person or entity (including an Accredited Investor within the meaning of Rule 501(a) under the Securities Act) pursuant to another available exemption from registration provided under the Securities Act, and, in each of cases (A) through (D), in accordance with any applicable securities laws of any state of the United States and other jurisdictions and
            (ii) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of such Class A-2 Certificates from it of the resale restrictions referred to in clause (i) above. Upon the transfer of Class A-2 Certificates held in the form of global certificates to an Accredited Investor, the transferor's interest in such global certificates shall be exchanged for a Class A-2 Certificate in definitive form. Thereafter, upon transfer of a definitive Class A-2 Certificate to a QIB, such Class A-2 Certificate may be exchanged for a beneficial interest in a global certificate.

      5. The Purchaser understands that each Class A-2 Certificate will, unless otherwise agreed to by the Depositor and the Trustee, bear a legend substantially to the following effect:

                  "THIS CLASS A-2 CERTIFICATE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. THE CLASS A-2 CERTIFICATE REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SERIES SUPPLEMENT.

                  EACH PURCHASER OF THIS CLASS A-2 CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CLASS A-2 CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

      6. The Purchaser understands that no subsequent transfer of the Class A-2 Certificates is permitted unless (A) such transfer is of a Class A-2 Certificate with a denomination of at least $100,000 and (B) it causes its proposed transferee to provide to the Trustee and the Initial Purchaser a letter substantially in the form of Exhibit C to the Series Supplement and otherwise satisfactory to the Trustee and Initial Purchaser, as applicable, or such other written statement as the Depositor shall prescribe.

      7. The Purchaser agrees that if at some time in the future it wishes to transfer or exchange any of the Class A-2 Certificates, it will not transfer or exchange any of the Class A-2 Certificates unless such transfer or exchange is in accordance with Section 5.04 of the Trust Agreement. The Purchaser understands that any purported transfer of the Class A-2 Certificates (or any interest therein) in contravention of any of the restrictions and conditions in the Trust Agreement, as applicable, shall be void, and the purported transferee in such transfer shall not be recognized by the Trust or any other Person as a Certificateholder, as the case may be, for any purpose.

      8. The purchaser (i) acknowledges that the Depositor, the Initial Purchaser, the Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that the Depositor, the Initial Purchaser and the Trustee are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and (ii) agrees that, if any of the acknowledgments, representations, warranties and agreements made or deemed to have been made by such purchaser's purchase of the Class A-2 Certificates are no longer accurate, such purchaser shall promptly notify the Depositor and the Initial Purchaser. If the purchaser is acquiring any Class A-2 Certificates as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account and that each such investor account is eligible to purchase the Class A-2 Certificates.

      You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,



                                         By:
                                            --------------------------
                                         Name:
                                         Title: